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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934


                Date of Report (Date of Earliest Event Reported)
                                 August 26, 2002


                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                    1-11656                   42-1283895
        --------                    -------                   ----------
    (State or other               (Commission              (I.R.S. Employer
    jurisdiction of               File Number)              Identification
     incorporation)                                             Number)


                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)


                                 (312) 960-5000
                                 ---------------
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5.       OTHER EVENTS.

     On August 26, 2002, General Growth Properties, Inc. ("General Growth") formed a new 50/50 joint venture with Teachers' Retirement System of the State of Illinois ("Illinois Teachers'"). Upon formation of the new joint venture, GGP-TRS L.L.C., Clackamas Town Center in Portland, Oregon, which was 100% owned by Illinois Teachers', was contributed to the new joint venture. In addition, concurrent with its formation, GGP-TRS L.L.C. acquired Galleria at Tyler in Riverside, California, Kenwood Towne Centre in Cincinnati, Ohio, and Silver City Galleria in Taunton, Massachusetts from an institutional investor.

     The four enclosed regional malls are valued at approximately $634 million and are encumbered by approximately $412 million of nonrecourse mortgage loans. An existing $75 million fixed rate loan on Silver City Galleria bearing interest at 7.41% was assumed and three new acquisition loans totaling approximately $337 million were obtained. The new loans bear interest at a weighted average rate of LIBOR plus 76 basis points. General Growth's share (approximately $111 million) of the equity of GGP-TRS L.L.C. was funded by cash on hand plus a portion of new unsecured loans that will total $150 million and bear interest at LIBOR plus 100 basis points. The four enclosed regional malls represent approximately 4.4 million square feet of gross leaseable area and have an average current occupancy of approximately 86%.


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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(a), (b), (c) Not applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GENERAL GROWTH PROPERTIES, INC.


                                  By:     /s/  Bernard Freibaum
                                     --------------------------------------
                                     Bernard Freibaum
                                     Executive Vice President and
                                     Chief Financial Officer

Date:  September 10, 2002